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                      NON-QUALIFIED STOCK OPTION AGREEMENT


       THIS AGREEMENT dated as of April 19, 1996, is entered into between Tristar Corporation, a Delaware corporation, (the "Company") and Viren Sheth (the "Optionee").

                                    Recitals

       A. The Optionee is an executive of the Company and the Company desires to have Optionee remain in its employ, encourage the stock ownership of Optionee and increase the Optionee's proprietary interest in the Company.

       B. The Company desires to grant to Optionee an option to purchase up to 480,000 shares of Common Stock, $.01 par value ("Common Stock") of the Company.

                                   Agreements

       In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

       1. Grant of Option. Subject to the terms and conditions set forth in this Agreement, the Company hereby grants to Optionee the option to purchase, during the period commencing on the date of this Agreement and ending April 19, 2006, at an exercise price equal to $7.5625 per share (the "Option Price"), up to, but not exceeding the aggregate of 480,000 shares of Common Stock, $.01 par value, the ("Common Stock") of the Company (such option being hereinafter referred to as the "Option").

       2. Non-Qualified Status. The Option is intended to be a non-qualified stock option which does not satisfy the requirements of Section 422A of the Internal Revenue Code of 1986, as amended. The Option is granted outside of and therefore shall not be subject to the terms and provisions of the Company's 1991 Amended and Restated Stock Option Plan, as amended.

       3. Vesting of Option. The Option evidenced hereby may be exercised from time to time as to the following numbers of shares, on a cumulative basis (as to options to purchase shares not previously exercised), on each of the following dates if the Optionee is employed by the Company on such date:

              (a)    160,000 shares on April 19, 1997;
              (b)    160,000 shares on April 19, 1998; and
              (c)    160,000 shares on April 19, 1999.
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       4.     Exercise of Option.  The Option shall be deemed exercised when the Optionee (a) shall indicate the decision to do so in writing delivered to the Company and (b) shall at the same time tender to the Company payment in full of the Option Price for the shares for which the Option is exercised. The Option may be exercised for any lesser number of shares than the full amount for which it could be exercised. Such a partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with the provisions contained herein for the remaining shares subject to the Option. Upon compliance with the foregoing, the Company shall cause certificates for the shares so purchased to be delivered to Optionee, his legal representative or such other person who is entitled to exercise his Option (in accordance with the provisions of paragraph 6) at its principal business office.

              In no event may the Option be exercised after April 19, 2006.

       5. Non-Transferability of Options. The Option granted to Optionee shall not be transferable by Optionee except by will or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him. Any assignment or transfer of the Option except by will or under the laws of descent and distribution, whether voluntarily or involuntarily, by operation of law or otherwise, shall not vest in the assignee or transferee any interest or rights whatsoever, but immediately upon such assignment or transfer the Option shall terminate and become of no further effect.

       6. Early Forfeiture of Option. The Option shall terminate on the date Optionee ceases to be an employee of the Company, unless the Optionee shall (a) die while an employee of the Company, in which case his legatees under his last will or his personal representatives or representatives may exercise the previously unexercised portion of the Option at any time within one (1) year after his death to the extent the Optionee could have exercised it immediately prior to his death, (b) be permanently or totally disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), in which case he or his personal representative may exercise the previously unexercised portion of the Option at any time within one (1) year after termination of his employment to the extent the Optionee could have exercised it immediately prior to such terminations, or (c) resign or retire with the consent of the Company, in which case he may exercise the previously unexercised portion of the Option at any time within three (3) months after his resignation or retirement, to the extent the Optionee could have exercised it immediately prior to such termination.

              In the event an Option granted under this Agreement shall be exercised by the legal representative of the deceased Optionee, or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of the death of the deceased Optionee, written notice of such exercise shall be accompanied by certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such option.





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       7.     Adjustment of Shares.  Notwithstanding any other provision contained herein, in the event of any change in the outstanding Common Stock by reason of a stock dividend, stock split, reorganization, recapitalization, merger, split-up or other change in capital structure, an adjustment may be made by the Company, in its sole and absolute discretion, to prevent dilution or enlargement of Optionee's rights hereunder, and the determination of the Company as to these matters shall be conclusive.

       8. Right to Terminate Employment. This Agreement shall not impose any obligation on the Company to continue the employment of Optionee; it shall not impose any obligation on the part of Optionee to remain in the employ of the Company.

       9. Issuance of Stock Certificates; Legends and Payment of Expenses. Upon any exercise of an Option which may be granted hereunder and the payment of the exercise price, a certificate or certificates for the shares as to which the Option has been exercised shall be issued by the Company in the name of the Optionee and shall be delivered to or upon the order of Optionee.

              The Company may, in its discretion, endorse an appropriate legend upon the certificate or certificates representing any shares issued or transferred pursuant to the exercise of any Option granted hereunder and may issue "stock transfer" instructions to its transfer agent in respect of such shares to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or (b) implement the provisions of any agreement between the Company and the Optionee with respect to such shares.

              The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a Registration Statement under the Securities Act, which fees and expenses shall be borne by Optionee unless such Registration Statement has been filed by the Company for its own corporate purposes (and the Company so states) in which event the recipient of the shares shall bear only such fees and expenses as are attributable solely to the inclusion of such shares in the Registration Statement. All the shares issued as provided herein shall be fully paid and nonassessable to the extent permitted by law.

       10. No Rights as Stockholder. Optionee shall not have rights as a stockholder with respect to shares covered by the Option until the date of issuance of a stock certificate for such shares; and, except as otherwise provided in paragraph 7 hereof, no adjustment for dividends or otherwise shall be made if the record date therefor is prior to the date of issuance of such certificate.

       11. Requirements of Law. The Company shall not be required to be sell or issue any shares under the Option if the issuance of such shares shall constitute or





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result in a violation by Optionee or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of the Option, the Company shall not be required to issue such shares unless the Company has received evidence satisfactory to it to the effect that Optionee will not transfer such shares except in accordance with applicable law, including the receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The Company may, but shall in no event be obligated to, register any shares covered hereby pursuant to applicable securities laws of any country or political subdivision thereof. In the event the shares issuable on exercise of the Option are not so registered, the Company may imprint on the certificate evidencing such shares any legend counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of the Option or the issuance of shares pursuant to the Option to Comply with any law or regulation of any governmental authority.

       12. Notices. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as provided herein, provided that, unless and until some other address be so designated, all notices or communications by Optionee to the Company shall be mailed or delivered to the Company at:

                            Tristar Corporation
                            12500 San Pedro, Suite 500
                            San Antonio, Texas  78216

and all notices or communications by the Company to Optionee be given to Optionee personally or may be mailed to him at:

                            Viren Sheth

                            -----------------------------

                            -----------------------------


                            [signatures on next page]





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       This Agreement is effective as of the date first written above.


COMPANY:                              TRISTAR CORPORATION

                                      By:
                                          --------------------------------------

                                      Name:
                                            ------------------------------------

                                      Title:
                                             -----------------------------------



OPTIONEE:
                                         ---------------------------------------
                                         VIREN SHETH





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